SJ ELECTRONICS INC., (SJEL) CLOSES $5.8 MILLION FINANCING

TAIPEI, TAIWAN - June 16, 2008 - SJ Electronics, Inc. (OTCBB: SJEL) is pleased to announce that it has successfully closed a five million, eight hundred thousand dollar ($5,800,000) convertible notes financing. The notes have a one year term and bear 15% coupon payable at maturity. The financing took place approximately three months after the Company completed a reverse merger transaction with Shing Mei Enterprises Ltd.

The financing will be used as working capital, allowing SJEL to increase production to meet demand for orders that the Company has been receiving. SJEL, which reported $56M in sales and over $4.5M in net income in 2007, expects to substantially exceed those figures in 2008 through organic growth in its business. As a condition of the financing, the Company has agreed to a pre-tax net income make good provision of ten million dollars ($10,000,000) for the year ending December 31, 2008.

Agatha Shen, Chairperson of SJ Electronics, stated "In the past six months, our investment banker, Primary Capital, LLC has raised over eight million dollars for SJEL, allowing us to expand our business and take on new customers. We are very pleased with the results of the financing and are very excited about our future as a US public company. “

About SJ Electronics, Inc. (SJEL)

SJ Electronic, Inc. (OTC BB: SJEL ) is an international designer and manufacturer of a variety of computer components, including wire harnesses, connectors, and cable assemblies. SJ Electronics, Inc. is headquartered in Neihu District, Taipei, Taiwan and has five production and design subsidiaries located within The People's Republic of China.

Safe Harbor Statement

Forward-Looking Statements. The statements in this press release regarding SJ Electronics expectations with respect to the expansion of its business, and the expectation as to sources of funding are 'forward-looking statements' within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934. Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. SJ Electronics assumes no obligation to update these forward-looking statements to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures, including the risk factors, made by SJ Electronics, Inc. in its reports filed with the Securities and Exchange Commission, in particular under the caption "Risk Factors" of its 8-K filed on February 14, 2008, which attempt to advise interested parties of the risks and factors that may affect SJ Electronics business. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, SJ Electronics actual results may vary materially from those expected or projected.The convertible debt issued in the private placement has not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. SJEL has agreed to file a registration statement covering the resale by the investors of the common stock underlying the notes issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Contact: Dcarlson@PrimaryLLC.com